Exhibit 99.1

Healthaxis and BPO Management Services, Inc.

Announce Closing of Merger

Combined Company, BPO Management Services, Will in Near Term Continue Trading Under the Ticker HAXS

Anaheim, CA—December 30, 2008 – Healthaxis Inc. (NASDAQ: HAXS) and BPO Management Services, Inc., “BPOMS”, a leading full-service business process outsourcing company focused on serving middle-market enterprises, today jointly announced that their respective stockholders have voted to approve the previously announced merger in which BPOMS will acquire Healthaxis, and the merger has been consummated. As a result of the transaction, Healthaxis is now the Healthcare division of BPOMS, complementing BPOMS’ existing operations for Human Resources Outsourcing (HRO) consulting, Enterprise Content Management (ECM), and IT infrastructure outsourcing (ITO). As part of the transaction and effective December 31, 2008, the combined entity will be called BPO Management Services, Inc.

Patrick Dolan, chief executive officer of BPOMS, said, “This merger is a significant win for the stockholders, customers and employees of both BPOMS and Healthaxis. Together, the combined organization has a broad offering that will be attractive to middle market enterprises in this challenging economic environment. We have proven the ability to reduce our customer’s total cost of ownership and create tangible value, and we are excited to expand our offerings to include healthcare claims processing. Healthaxis has built a powerful technology solution, and we are eager to begin aggressively cross-selling it to our installed customer base. Similarly, we look forward to offering our other solutions to Healthaxis’ existing customer base.”

As a result of the transaction, the combined company is projected to have an annual revenue run rate of approximately $50 million, including significant recurring revenue from multi-year contracts. The company has over 400 customers and more than 350 employees with operations in the United States, Canada, Jamaica, India, and Russia. It is expected that the combined company will benefit from a number of synergies that will be realized shortly following the closing of the transaction, including the elimination of redundant corporate level expenses.

John M. Carradine, the former Healthaxis CEO who will head the new Healthcare Division of BPOMS, commented, “We believe that we will broaden our reach within the healthcare payer industry.  We are excited to have completed the merger and be part of BPOMS.”

BPOMS understands that The NASDAQ Stock Market takes the position that BPOMS must satisfy the initial listing standards of The NASDAQ Capital Market.  These initial listing standards have not yet been satisfied, so NASDAQ will likely issue a Staff Determination Letter notifying BPOMS that it will prohibit the continued listing of BPOMS’ common stock on NASDAQ.  Under the applicable NASDAQ MarketPlace Rules, BPOMS is permitted to request a hearing to appeal such a determination, during the pendency of which BPOMS’ common stock will continue trading on NASDAQ.

About BPO Management Services, Inc.

BPO Management Services (BPOMS) is a business process outsourcing (BPO) service provider that offers a diversified range of on-demand services, including human resources, information technology, enterprise content management, healthcare payer outsourcing and claims administration, and finance and accounting, to support the back-office business functions of middle-market enterprises on an outsourced basis. BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment from their in-house workforce. For more information, please visit http://www.bpoms.com.

Forward Looking Statements

Statements that are not purely historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption “Risk Factors” in BPOMS’ Annual Report on Form 10-KSB for the year ended December 31, 2007, and subsequent Quarterly Reports on Forms 10-QSB and 10-Q, and in Healthaxis’ Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

PR/Media Relations Contact:

Richard Stern

Stern & Co.

richstern@sternco.com

Tel: 212-888-0044

IR Contact:

Hayden IR

Brett Maas, 646-536-7331

brett@haydenir.com

Company Contact:

BPO Management Services, Inc.

Patrick Dolan, Chairman & CEO

patrick.dolan@bpoms.com